 10.4          Promissory Note, dated July 29, 2010, issued by Green Energy Management Services Inc.
PROMISSORY NOTE

$500,000.00	___________, 2010

FOR VALUE RECEIVED, the undersigned, Green Energy Management Services, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of CDSS Wind Down, Inc., a Delaware corporation (“Payee”), having an address of 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, at such address or at such other place as may be designated in writing by the Payee, or its assigns, the aggregate principal sum of Five Hundred Thousand Dollars ($500,000.00) or such other lesser amount as shall equal the outstanding principal amount hereof (the “Principal Amount”), together with compounding interest commencing to accrue on the date hereof and continuing on the outstanding Principal Amount at a rate per annum equal to six percent (6%) (computed on the basis of a 360-day year for the actual number of days elapsed) until this Note is paid in full, in accordance with the terms hereof.

The Principal Amount of this Note and all accrued and unpaid interest thereon shall be due and payable in full, and shall be paid by wire transfer or other immediately available funds to Payee, or its assigns, on December 31, 2010 (the “Maturity Date”).

Interest on the outstanding Principal Amount shall be due and payable at the Maturity Date, and shall be paid by wire transfer or other immediately available funds to Payee, or its assigns.

Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally, waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.  No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

An "Event of Default" shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) Maker shall fail to pay when due any principal of, or interest on, this Note, and such failure shall continue for three (3) business days following the date Payee notifies Maker of such failure; (b) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (c) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of Maker, or of all or substantially all of its respective assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (d) the occurrence of  a “default” or “event a default” which continues unremedied or unwaived for a period beyond any applicable cure period provided pursuant to the terms of any indebtedness for borrowed money of Maker in excess of $100,000, which entitles (or, with the giving of notice or lapse of time or both, would entitle) the holder of any such indebtedness to accelerate the maturity thereof. Upon the occurrence (and during the continuation) of any Event of Default, at the option of Payee and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the Principal Balance, and the entire Principal Balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the lesser of (i) the per annum rate that is two percent (2%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein (“Default Interest”).  All such Default Interest for the duration of the Event of Default shall be paid at the time of, and as a condition precedent to, the curing of any such Event of Default.

Upon the occurrence of any Event of Default, the Payee may (i) declare the entire unpaid balance of this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; and (ii) exercise any other right, power or remedy granted to it by law, either by suit in equity or by action at law, or both.

Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

Payee:	CDSS Wind Down, Inc.
2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
Attn: Steven B. Solomon

Maker:	Green Energy Management Services, Inc.
381 Teaneck Road
Teaneck, New Jersey 07666
Attn: Robert Weinstein

Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any prepayment of this Note shall be applied first to the payment of interest or penalties accrued and unpaid on this Note and second to the payment of principal.

If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.  All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatsoever, unless the obligation to make such deduction or withholding is imposed by law.

As used herein, the term “Payee” shall be deemed to include its successors, legal representatives and assigns, whether by voluntary action or by operation of law.  Payee shall be entitled to assign this Note to purchasers of the Payee’s notes.

This Note is being executed and delivered, and is intended to be performed in the State of Texas and the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note.  In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

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IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the date first above written.

MAKER:

Green Energy Management Services, Inc.

By:
Name:
Title:

AGREED AND ACCEPTED:

PAYEE:

CDSS Wind Down, Inc.

By:
Name:
Title: